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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of General Re Corporation and subsidiaries on Form S-8 of our report dated February 6, 1995, on our audits of the consolidated financial statements and financial statement schedules of General Re Corporation and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K.


                                                 COOPERS & LYBRAND LLP



New York, New York
June 30, 1995